EXHIBIT 10.19


                                                                  EXECUTION COPY


         EIGHTH AMENDMENT AND WAIVER (this "AMENDMENT"), dated as of November 3, 2005, to LOAN AND SECURITY AGREEMENT, dated as of September 24, 2001 (as amended, modified or supplemented from time to time, the "LOAN AGREEMENT"), by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company, successor by merger to LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("LASALLE"), and PROTECTIVE APPAREL CORPORATION OF AMERICA, a New York corporation ("PACA"), POINT BLANK BODY ARMOR, INC., a Delaware corporation ("POINT BLANK"), and NDL PRODUCTS, INC., a Florida corporation ("NDL", and with PACA and Point Blank, collectively, the "Borrowers" and each, a "BORROWER"), and DHB INDUSTRIES, INC., a Delaware corporation (f/k/a DHB Capital Group, Inc., the "PARENT"). Terms which are capitalized in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         WHEREAS, the Borrowers and Parent have requested that LaSalle (i) agree to the modification of certain terms and provisions contained in the Loan Agreement, (ii) waive certain covenant violations as Events of Default under the Loan Agreement and (iii) permit the proceeds of Revolving Loans to be used to purchase outstanding shares of common stock of the Parent; and

         WHEREAS, LaSalle has consented to such request, on the terms and subject to the satisfaction of the conditions contained in this Amendment.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION ONE. AMENDMENTS. Effective upon the satisfaction of the conditions set forth in Section Four hereof, the Loan Agreement shall be and is hereby amended as follows:

         (A) SECTION 1. DEFINITIONS.

                  (i) The following new definitions are inserted into Section 1 of the Loan Agreement in alphabetical order:

                  "Non-Cash Compensation Charge" shall mean the non-cash expense incurred by Parent and the Borrowers in the aggregate amount of $11,300,000 relating to the compensation of certain key employees, officers or directors of Parent and the Borrowers in the form of distributions to such persons of options to purchase shares of capital stock in Parent.

                  "Treasury Stock Buyback" shall mean the purchase in the open market by Parent, in cash, of up to three million (3,000,000) shares of common stock of Parent, which stock, when so repurchased, shall be accounted for on the Parent's balance sheet as a reduction in the aggregate amount of outstanding shares of common stock of Parent and a corresponding decrease in paid-in-capital of Parent.


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                  "Zylon Charge" shall mean (i) a write-off of "Zylon" inventory in the aggregate amount of Twenty Million Dollars
                  ($20,000,000) on the consolidated balance sheet of Parent and the Borrowers (the "Zylon Inventory") and (ii) the establishment of a $40,000,000 reserve account on the consolidated balance sheet of Parent and the Borrowers corresponding to the anticipated costs and expenses to be incurred by Parent and the Borrowers in replacing the Zylon Inventory.

         (B) SECTION 2. LOANS.

                  (i) The first sentence of Section 2(d)(ii) of the Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           ""REPAYMENT OF TERM LOAN. The Term Loan shall be
                  repaid as follows: (a) beginning on and including July 1, 2004, in consecutive quarterly installments, each in the amount of One Million and No/100 Dollars ($1,000,000) and each payable on the first day of each quarter; (b) beginning on and including July 1, 2005, in consecutive quarterly installments, each in the amount of Two Million and No/100 Dollars ($2,000,000) and each payable on the first day of each quarter; and (c) beginning on and including January 1, 2006, in consecutive quarterly installments, each in the amount of Three Million and No/100 Dollars ($3,000,000) and each payable on the first day of each quarter; provided, that the entire outstanding principal balance of the Term Loan shall be repaid on the earliest to occur of: (i) the last day of the Original Term; (ii) the date of termination of this Agreement pursuant to Section 10 hereof; (iii) the date on which the due date of the Liabilities is accelerated pursuant to Section 16 hereof; or (iv) the date any mandatory prepayment thereof shall be required pursuant to Section 2(d)(iv) hereof."

         (C) SECTION 4. INTEREST, FEES AND CHARGES.

                  (i) Clause (b) of Section 4(a)(i) is deleted in its entirety and the following is substituted in lieu thereof:

                           "(b) from and after November 1, 2005, portions of the
                  Term Loan borrowed as Prime Rate Loans shall bear interest at the Prime Rate in effect from time to time, and"


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                  (ii) Clause (b) of Section 4(a)(ii) is deleted in its entirety and the following is substituted in lieu thereof:

                           "(b) from and after November 1, 2005, portions of the
                  Term Loan borrowed as LIBOR Rate Loans shall bear interest at one and three-quarters percent (1.75%) in excess of the LIBOR Rate for the applicable Interest Period and"

         (D) SECTION 14. FINANCIAL COVENANTS.  Clauses (a)(i),  (a)(ii), (b) and
(c) of Section 14 of the Loan Agreement are deleted in their entirety and the following are substituted in lieu thereof:

                  "(A)     TANGIBLE NET WORTH.


                           (i) The Tangible Net Worth of Parent and its
                           Subsidiaries, on a consolidated basis, shall not at any time be less than Forty-Five Million and No/100 Dollars ($45,000,000); provided, however, that solely for purposes of calculating such Tangible Net Worth, the amount of each of the Zylon Charge, the Non-Cash Compensation Charge and the Treasury Stock Buyback shall each be excluded.

                           (ii) Each Borrower shall at all times maintain a minimum Tangible Net Worth of at least One Dollar.

                  (B)      FIXED CHARGE COVERAGE.

                           Parent and the Borrowers shall not permit the ratio of EBITDA to Fixed Charges for any fiscal quarter (determined as of the end of such fiscal quarter), commencing with the fiscal quarter ending on or about March 31, 2004, in each case together with the immediately preceding three fiscal quarters, to be less than 2.00 : 1.00; provided, however, that solely for purposes of calculating compliance with this covenant as to any test period, no effect shall be given to the Zylon Charge, the Non-Cash Compensation Charge and the Treasury Stock Buyback.

                  (C)      CONSOLIDATED EBITDA.

                           Parent and the Borrowers shall not permit EBITDA for any fiscal quarter (determined as of the end of such fiscal quarter), commencing with the fiscal quarter ending on or about March 31, 2004, to be less than Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000); provided, however, that solely for purposes of calculating compliance with this covenant as to any test period, no effect shall be given to the Zylon Charge, the Non-Cash Compensation Charge and the Treasury Stock Buyback."


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


         SECTION TWO. WAIVER. Parent and the Borrowers have notified LaSalle that after giving effect to the Zylon Charge and the Non-Cash Compensation Charge, Parent and its Subsidiaries are not and will not be in compliance with:
(a) the minimum Tangible Net Worth covenant set forth in Section 14(a) of the Loan Agreement; (b) the required ratio of EBITDA to Fixed Charges set forth in
Section 14(b) of the Loan Agreement for the period of four fiscal quarters ending on September 30, 2005; and (c) the required minimum EBITDA covenant set forth in Section 14(c) of the Loan Agreement for the fiscal quarter ending
September 30, 2005. Such failure to comply with such financial covenants constitutes an Event of Default under Section 15(b) of the Loan Agreement (and each such Event of Default is referred to herein as a "Designated Event of Default").

         Effective as of the date of this Amendment, subject to satisfaction of the conditions contained in Section Four hereof, LaSalle hereby waives as an Event of Default each Designated Event of Default. LaSalle has not waived, is not hereby waiving, and has no intention of waiving, any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur on or after the date hereof (whether the same or similar to any Designated Event of Default), other than the Designated Events of Default, and upon the occurrence of any Event of Default, whether or not continuing on the date hereof, or which may occur on or after the date hereof (whether the same or similar to any Designated Event of Default), LaSalle shall have, and hereby specifically reserves, the right, in its discretion, to exercise any and all of its rights and remedies under the Loan Agreement, and any of the Other Agreements, applicable law or otherwise.

         SECTION THREE. CONSENT. Effective upon the satisfaction of the conditions precedent set forth in Section Four hereof, LaSalle hereby (a) consents to the consummation of the Treasury Stock Buyback so long as, both before and immediately after giving effect to any Treasury Stock Buyback, no Default or Event of Default shall have occurred and be continuing and (b) waives any restrictions contained in the Loan Agreement which may otherwise preclude the consummation of the Treasury Stock Buyback; provided, that (x) the aggregate amount of shares purchased pursuant to the Treasury Stock Buyback shall not exceed Three Million shares (3,000,000) and (y) the aggregate amount of proceeds of Revolving Loans used to consummate the Treasury Stock Buyback shall not exceed Nine Million Dollars ($9,000,000).

         SECTION FOUR. CONDITIONS PRECEDENT. This Amendment shall become effective on the date when all of the following conditions, the satisfaction of each of which is a condition precedent to the effectiveness of this Amendment, shall have occurred or shall have been waived in writing by LaSalle.

         (A) LaSalle shall have received and reviewed each of the following, which shall be in form and substance reasonably satisfactory to it:

                  (i) this Amendment, duly executed by each Borrower and Parent, and consented to in writing by David H. Brooks, DHB Armor Group, Inc., DHB Sports Group, Inc., Lanxide Armor Products, Inc. and Orthopedic Products, Inc.;


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(ii) a certificate of the Secretary or Assistant Secretary of each Borrower and of Parent, (A) relating to the adoption of resolutions by each such Borrower's and Parent's respective Board of Directors approving this Amendment and the other documents executed or delivered in connection herewith by such party, (B) certifying that no amendments have been made to each such Borrower's or Parent's Certificate of Incorporation, as amended, other than Parent's Certificate of Designations and Preferences executed on December 14, 2001 and Point Blank's Certificate of Amendment dated December 31, 2004, and each such Borrower's or Parent's by-laws, as amended, since September 24, 2001, and (C) further certifying the names and incumbency of officers of each such Borrower and of Parent authorized to sign this Amendment and all other documents executed or delivered in connection herewith, and the names and validity of signatures of such officers; and

                  (iii) such further agreements, consents, instruments and documents as may be necessary or proper in the reasonable opinion of LaSalle and its counsel to carry out the provisions and purposes of this Amendment.

         (B) All representations and warranties set forth in the Loan Agreement (except for such inducing representations and warranties that were only required to be true and correct as of a prior date) shall be true and correct in all material respects on and as of the effective date hereof, and no Default or Event of Default (other than each Designated Event of Default) shall have occurred and be continuing.

         (C) No event or development shall have occurred since December 31, 2003 which event or development has had or is reasonably likely to have a Material Adverse Effect.

         (D) There shall be no action, suit or proceeding pending or to any Borrower's or Parent's knowledge overtly threatened against any Borrower or Parent before any court (including any bankruptcy court), arbitrator or governmental or administrative body or agency which challenges or relates to the consummation of this Amendment or the other transactions contemplated herein.

         SECTION FIVE. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower and Parent hereby represents, warrants and covenants (which representations and warranties shall survive the execution and delivery hereof) to LaSalle that:

         (A) Each Borrower and Parent has the corporate or other power, authority and legal right to execute, deliver and perform this Amendment and the other instruments, agreements, documents and transactions contemplated hereby to which it is a party, and has taken all actions necessary to authorize the execution, delivery and performance of this Amendment and the other instruments, agreements, documents to which it is a party and the transactions contemplated hereby and thereby;

         (B) No consent of any Person (including, without limitation, stockholders or creditors of any Borrower or Parent, as the case may be) other than LaSalle, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery


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and performance by each Borrower and Parent,  or the validity or  enforceability against such parties, of this Amendment and the other instruments, agreements, documents and transactions contemplated hereby to which they are a party;

         (C) This Amendment has been duly executed and delivered on behalf of each Borrower and Parent by their respective duly authorized officers, and constitutes the legal, valid and binding obligation of such Borrower and Parent, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally or equitable remedies (whether arising in a proceeding at law or in equity);

         (D) After giving effect to this Amendment, no Borrower or Parent is in material default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of each of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law or regulation, or result in or cause a violation by any Borrower or Parent of any order or decree of any court or government instrumentality, or conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, material agreement or other material instrument to which each such Borrower or Parent is a party or by which any of them may be bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of each such Borrower or Parent, except in favor of LaSalle, to secure the Liabilities, or violate any provision of the Certificate of Incorporation, By-Laws or any capital stock or similar equity instrument of each such Borrower or Parent;

         (E) After giving effect to this Amendment, no Default or Event of Default (other than a Designated Event of Default) shall have occurred and is continuing;

         (F) Since the date of Parent's consolidated and consolidating financial statements for the Fiscal Year ended December 31, 2003, no change or event has occurred which has had or is reasonably likely to have a Material Adverse Effect; and

         (G) Parent and its Subsidiaries, taken as a whole, are, and after giving effect to the transactions contemplated by this Amendment, will be, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Amendment or any of the other agreements instruments being executed in connection herewith or by completion of the transactions contemplated hereunder or thereunder.


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         SECTION SIX. GENERAL PROVISIONS.

         (A) Except as herein expressly amended, the Loan Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

         (B) All references in the Other Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby and as hereafter amended, supplemented or modified from time to time. From and after the date hereof, all references in the Loan Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Loan Agreement as amended by this Amendment.

         (C) This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.

         (D) This Amendment shall be governed and controlled by the internal laws of the State of New York.

         (E) Nothing contained in this Amendment shall be deemed to constitute a waiver of any Default or Event of Default, other than the Designated Events of Default, whether or not LaSalle has knowledge thereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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


         IN WITNESS WHEREOF, LaSalle, each Borrower and Parent have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  LASALLE BUSINESS CREDIT, LLC


                                  By: /s/ MICHAEL F. ALIBERTO
                                      __________________________________________
                                  Name:     Michael F. Aliberto, III
                                  Title:    First Vice President

                                  PROTECTIVE APPAREL CORPORATION OF AMERICA
                                  POINT BLANK BODY ARMOR, INC.
                                  NDL PRODUCTS, INC.
                                  DHB INDUSTRIES, INC.


                                  By: /s/ DAVID H. BROOKS
                                      __________________________________________
                                  Name: David H. Brooks
                                  Title: Chairman of each of the above companies

ACKNOWLEDGED AND CONSENTED TO:


/s/ DAVID H. BROOKS
________________________________________
    David H. Brooks

DHB ARMOR GROUP, INC.
DHB SPORTS GROUP, INC.
LANXIDE ARMOR PRODUCTS, INC.
ORTHOPEDIC PRODUCTS, INC.


By: /s/ DAVID H. BROOKS
    _____________________________________
Name:   David H. Brooks
Title:  Chairman of each of the above
        companies






                       SIGNATURE PAGE TO EIGHTH AMENDMENT